Exhibit 1.1

AG MORTGAGE INVESTMENT TRUST, INC.

Up to $100,000,000 of Shares of Common Stock

EQUITY DISTRIBUTION AGREEMENT

Dated: May 5, 2017

i

TABLE OF CONTENTS

EXHIBITS

Exhibit A	–	Form of Proposed Placement Notice

Exhibit B	–	Authorized Individuals for Placement Notices and Acceptances

Exhibit C	–	Compensation

Exhibit D	–	Issuer Free Writing Prospectus

Exhibit E-1	–	Form of Initial Opinion of Company Counsel

Exhibit E-2	–	Form of Subsequent Opinion of Company Counsel

Exhibit F	–	Form of Tax Opinion of Company Counsel

Exhibit G-1	–	Form of Company Officers’ Certificate

Exhibit G-2	–	Form of Manager Officers’ Certificate

Exhibit H	–	Form of Chief Financial Officer’s Certificate

Exhibit I	–	Information Provided by Sales Agent

ii

AG MORTGAGE INVESTMENT TRUST, INC.

Up to $100,000,000 of Shares of Common Stock

EQUITY DISTRIBUTION AGREEMENT

May 5, 2017

JMP Securities LLC

450 Park Avenue, 5th Floor

New York, New York 10022

Ladies and Gentlemen:

AG Mortgage Investment Trust, Inc., a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated in this equity distribution agreement (this “Agreement”), to issue and sell through JMP Securities LLC, as Sales Agent (the “Sales Agent”), a maximum aggregate offering price of $100,000,000 of shares of its common stock, par value $0.01 per share (the “Common Stock”).

The Company and AG REIT Management, LLC, a Delaware limited liability company (the “Manager”), have also entered into a separate equity distribution agreement (the “Alternative Agreement”), dated as of even date herewith, with Credit Suisse Securities (USA) LLC (the “Alternative Sales Agent”); provided that the maximum aggregate offering price of Common Stock sold under this Agreement and the Alternative Agreement shall not exceed $100,000,000.

SECTION 1. Description of Securities.

The Company agrees that, from time to time during the term of this Agreement, on the basis of the representations and warranties contained herein and on the terms and subject to the conditions set forth herein, it may issue and sell through the Sales Agent, acting as agent and/or principal, up to a maximum aggregate offering price of $100,000,000 shares of Common Stock (the “Securities”). Notwithstanding anything to the contrary contained herein, except as set forth in a Placement Notice (as defined below) the parties hereto agree that compliance with the limitations set forth in this Section 1 on the number of the Securities issued and sold under this Agreement shall be the sole responsibility of the Company, and the Sales Agent shall have no obligation in connection with such compliance. The issuance and sale of the Securities through the Sales Agent will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to offer, sell or issue the Securities.

The Company has filed with the Commission, in accordance with the provisions of the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations thereunder (the “1933 Act Regulations”), a registration statement on Form S-3 (File No. 333-203908) relating to the Securities and other debt and equity securities of the Company (collectively, the “Shelf Securities”) to be issued from time to time by the Company that incorporates by reference documents that the Company has filed or will file (the “Incorporated Documents”) in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations thereunder (the “1934 Act Regulations”). Except where the context otherwise requires, “Registration Statement” means the Registration Statement on Form S-3 (No. 333-203908) as of its most recent effective date, including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the 1933 Act as part of the Registration Statement or deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A or 430B under the 1933 Act. As used herein, “Effective Date” means any date of such Registration Statement’s effectiveness for purposes of Section 11 of the 1933 Act, as such section applies to the Company for the Securities pursuant to Rule 430B(f)(2) under the 1933 Act. Unless the context otherwise requires, the “Base Prospectus” means the base prospectus covering the Shelf Securities and filed as part of the Registration Statement, together with any amendments or supplements thereto as of the most recent Effective Date of the Registration Statement and “Prospectus Supplement” means the final prospectus supplement relating to the Securities, in the form filed with the Commission pursuant to Rule 424(b) under the 1933 Act on or before the second business day after the date hereof, in the form furnished by the Company to the Sales Agent in connection with the offering of the Securities. Except where the context otherwise requires, “Prospectus” means the Base Prospectus, as supplemented by the Prospectus Supplement. As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the 1933 Act. The Company will furnish, upon request, to the Sales Agent, for use by the Sales Agent, copies of the Prospectus relating to the Securities. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus (as defined below) shall be deemed to refer to and include all Incorporated Documents, or any amendment or supplement thereto shall be deemed to refer to and include the Incorporated Documents, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any Incorporated Documents. Any reference herein to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be.

SECTION 2. Placements.

Each time that the Company wishes to issue and sell the Securities hereunder (each, a “Placement”), it will notify the Sales Agent by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Securities to be sold, which shall at a minimum include the number of Securities to be issued (the “Placement Securities”), the time period during which sales are requested to be made, any limitation on the number of Securities that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), a form of which is attached hereto as Exhibit A. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B, and shall be addressed to each of the individuals from the Sales Agent set forth on Exhibit B, as such Exhibit B may be amended from time to time. If the Sales Agent wishes to accept such proposed terms included in the Placement Notice (which it may decline to do so for any reason in its sole discretion), the Sales Agent shall confirm such Placement Notice by email notice (or other method mutually agreed to in writing by the parties) addressed to the person from whom such Placement Notice was received. The amount of any discount, commission or other compensation to be paid by the Company to the Sales Agent in connection with the sale of the Placement Securities shall be calculated in accordance with the terms set forth in Exhibit C. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, as amended, the terms of the Placement Notice, as amended, will control. The term “Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

SECTION 3. Sale of Placement Securities by the Sales Agent.

Subject to the provisions of Section 7(a), the Sales Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. The Sales Agent will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the compensation payable by the Company to the Sales Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Sales Agent (as set forth in Section 7(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice (as amended, if applicable), the Sales Agent may sell Placement Securities by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the 1933 Act, including without limitation sales made directly on the New York Stock Exchange (the “NYSE”), on any other existing trading market for the Common Stock or to or through a market maker. If specified in a Placement Notice (as amended, if applicable), the Sales Agent may also sell Placement Securities by any other method permitted by law, including but not limited to in privately negotiated transactions. For the purposes hereof, “Trading Day” means any day on which shares of Common Stock are purchased and sold on the principal market on which the Common Stock is listed or quoted and during which there has been no market disruption of, unscheduled closing of or suspension of trading on such principal market.

SECTION 4. Suspension of Sales.

The Company or the Sales Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend any sale of Placement Securities; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Exhibit B hereto (confirmed as soon as reasonably practicable by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), as such exhibit may be amended from time to time. The Company may, upon notice to the Sales Agent and the Alternative Sales Agent in writing, suspend sales of Securities for the time specified in such notice.

SECTION 5. Representations and Warranties of the Company.

The Company represents and warrants to the Sales Agent as of the date hereof and as of each Representation Date (as defined herein) on which a certificate is required to be delivered pursuant to Section 8(o) of this Agreement, as of the time of each sale of any Securities pursuant to this Agreement (the “Time of Sale”) and on each Settlement Date, and agrees with the Sales Agent, as follows:

(a) The Company meets the requirements for the use of, and has prepared and filed with the Commission the Registration Statement, including a prospectus relating to the Shelf Securities, including the Securities, to be issued from time to time by the Company.

(b) The Registration Statement and each amendment thereto has become effective under the 1933 Act; no stop order suspending the effectiveness of the Registration Statement is in effect; and no proceedings for such purpose are pending before or threatened by the Commission. The Company was not an “ineligible issuer” (as defined in Rule 405 under the 1933 Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the 1933 Act with respect to any sale of the Securities contemplated hereby.

(c) (i) At each Effective Date of the Registration Statement and each amendment thereto, as of each Time of Sale and at all times during which a prospectus is required to be delivered by the 1933 Act (whether physically or through compliance with Rule 172 under the 1933 Act or any similar rule) in connection with any sale of Securities (the “Delivery Period”), the Registration Statement complied and will comply in all material respects with the applicable provisions of the 1933 Act and the 1933 Act Regulations, (ii) the Prospectus will comply, as of the date that such document is filed with the Commission, as of each Time of Sale, at each Settlement Date and at all times during the Delivery Period, in all material respects with the 1933 Act and the 1933 Act Regulations; and (iii) the Incorporated Documents, when they were or will be filed with the Commission, conformed or will conform in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, as the case may be.

(d) (i) As of the date hereof, at each Effective Date of the Registration Statement and each amendment thereto, the Registration Statement did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as of each Time of Sale, the Prospectus (as amended and supplemented at such Time of Sale), together with any Permitted Free Writing Prospectus (as defined below) then in use (collectively, the “General Disclosure

Package”), did not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) as of its date, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iv) at any Settlement Date, the Prospectus (as amended and supplemented at such Settlement Date) did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by the Sales Agent expressly for use in the Prospectus or in the General Disclosure Package. The parties hereto agree that the information provided in writing by the Sales Agent expressly for use in the Prospectus or in the General Disclosure Package consists solely of the material referred to in Exhibit I hereto, as updated from time to time.

(e) Other than the Prospectus Supplement and any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the 1933 Act, the Company (including its agents and representatives, other than the Sales Agent) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the 1933 Act) that constitutes an offer to sell or a solicitation of an offer to buy any Securities required to be filed with the Commission without the Sales Agent’s consent, other than any Permitted Free Writing Prospectus (each such communication by the Company or its agents and representatives being referred to herein as an “Issuer Free Writing Prospectus”).

(f) The Company has complied and will comply with the requirements of Rule 433 under the 1933 Act with respect to each Issuer Free Writing Prospectus including, without limitation, all prospectus delivery, filing, record retention and legending requirements applicable to any such Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering and sale of the Securities or until any earlier date that the Company notified or notifies the Sales Agent, did not, does not and will not include any material information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any Incorporated Document, or any prospectus supplement relating to this offering deemed to be part thereof that has not been superseded or modified, the General Disclosure Package or the Prospectus.

(g) Independent Accountants. PricewaterhouseCoopers LLP, the accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus, are independent registered public accountants as required by the 1933 Act, the 1933 Act Regulations, the Public Company Accounting Oversight Board, the 1934 Act and the 1934 Act Regulations.

(h) Financial Statements. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’

equity and cash flows of the Company and its consolidated subsidiaries for the periods specified. Said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects and in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations.

(i) No Material Adverse Change in Business. Except as otherwise stated in the Registration Statement or the General Disclosure Package or otherwise publicly disclosed in the case of clause (C) below, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the financial condition, or in the earnings, business affairs, properties or business prospects of the Company and its subsidiaries, whether or not arising in the ordinary course of business (a “Company Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(j) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Company Material Adverse Effect.

(k) Good Standing of Subsidiaries. Each subsidiary of the Company (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Company Material Adverse Effect. Except as otherwise disclosed in the Registration

Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding capital stock of any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

(l) Capitalization. The authorized capital stock of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus as of the respective dates thereof. The outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and non-assessable. None of the outstanding capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(m) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(n) Authorization of Agreement and Alternative Agreement. This Agreement and the Alternative Agreement have been duly authorized, executed and delivered by the Company.

(o) Authorization and Description of Securities. The Securities have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company. The Common Stock conforms to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same. No holder of Securities will be subject to personal liability by reason of being such a holder.

(p) Descriptions of the Agreement and Other Matters. This Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. The Company’s operating policies and investment guidelines described in the Registration Statement, the General Disclosure Package and the Prospectus accurately reflect in all material respects the current intentions of the Company with respect to the operation of its business, and no material deviation from such guidelines or policies is currently contemplated.

(q) Registration Rights. There are no persons with registration rights or other similar rights that have not been waived that are applicable to the offering of the Securities.

(r) Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its charter, by-laws or similar organizational documents, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that have been waived or would not, singly or in the aggregate, result in a Company Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Company Material Adverse Effect. The execution, delivery and performance of both this Agreement and the Alternative Agreement and the consummation of the transactions contemplated by this Agreement and the Alternative Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations under this Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that have been waived or would not, singly or in the aggregate, result in a Company Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company or any of its subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(s) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent.

(t) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which might result in a Company Material Adverse Effect, or which might materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any such subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, could not result in a Company Material Adverse Effect.

(u) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(v) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations under this Agreement or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the NYSE or state securities laws.

(w) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Company Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Company Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Company Material Adverse Effect.

(x) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and neither the Company nor any such subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(y) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Company Material Adverse Effect.

(z) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or would not, singly or in the aggregate, result in a Company Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or known threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no known events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(aa) Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the Company’s formation, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a 15 and Rule 15d 15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(bb) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(cc) Payment of Taxes. All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Company Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Company Material Adverse Effect.

(dd) Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Company Material Adverse Effect. Neither of the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(ee) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(ff) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be reasonably expected, to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act (“Regulation M”).

(gg) Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(hh) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ii) OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(jj) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(kk) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the 1933 Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the General Disclosure Package.

(ll) Listing. The Securities have been approved for listing on the NYSE, subject to notice of issuance.

(mm) Employment; Noncompetition; Nondisclosure. The Company has not been notified that any executive officer or key employee of the Company, the Manager or Angelo, Gordon & Co., L.P. (“Angelo, Gordon”), or significant number of the residential mortgage backed securities (“RMBS”) or commercial mortgage backed securities (“CMBS”) members of the investment teams of the Company, the Manager or Angelo, Gordon plan to terminate his, her or their employment with his, her or their current employer. Neither the Manager, Angelo, Gordon, nor any executive officer or key employee of the Manager or Angelo, Gordon is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company, the Manager or Angelo, Gordon as described in the Management Agreement, dated June 29, 2011, by and between, the Company and the Manager (the “Management Agreement”), the Registration Statement, the General Disclosure Package or the Prospectus.

(nn) Real Estate Investment Trust Status. The Company made a timely election to be subject to tax as a real estate investment trust (“REIT”) pursuant to Section 856 through 860 of the United States Internal Revenue Code of 1986, as amended (the “Code”) beginning with its taxable year ended December 31, 2011. Commencing with its taxable year ended December 31, 2011, the Company has been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Company’s actual and proposed method of operation as set forth in the Base Prospectus as supplemented by the Prospectus Supplement does and will enable it to meet the requirements for qualification and taxation as a REIT under the Code. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation set forth in the Base Prospectus as supplemented by the Prospectus Supplement are true, complete and correct in all material respects.

(oo) Description of Organization and Method of Operation. The description of the Company’s organization and actual and proposed method of operation and its qualification and taxation as a REIT set forth in the Base Prospectus as supplemented by the Prospectus Supplement is accurate and presents fairly the matters referred to therein in all material respects. The Company has no present intention of changing its operations or engaging in activities which would cause it to fail to qualify, or make economically undesirable, its qualification as a REIT.

(pp) No Rated Securities. None of the outstanding securities of the Company or any of its subsidiaries are rated by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the 1934 Act).

(qq) Actively Traded. The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M by subsection (c)(1) of that rule.

(rr) No Other At-the-Market Offerings. Except for the Alternative Agreement, the Company is not party to any other equity distribution or sales agency agreements or other similar arrangements with any other agent or any other representative in respect of at the market offerings of the Securities in accordance with Rule 415(a)(4) of the 1933 Act.

Any certificate signed by or on behalf of the Company and delivered to the Sales Agent or to counsel for the Sales Agent shall be deemed to be a representation and warranty by the Company to the Sales Agent as to the matters covered thereby.

SECTION 6. Representations and Warranties of the Manager.

The Manager represents and warrants to, the Sales Agent as of the date hereof and as of each Representation Date (as defined herein) on which a certificate is required to be delivered pursuant to Section 8(o) of this Agreement, as of the Time of Sale and each Settlement Date, and agrees with the Sales Agent, as follows:

(a) Certain Information. The information regarding the Manager and Angelo, Gordon and the funds and accounts managed by Angelo, Gordon and its affiliates in the Registration Statement, the General Disclosure Package and the Prospectus is true, correct and complete in all material respects. The Manager has no present plan or intention to materially alter its investment policy or investment allocation policy with respect to the Company as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(b) Good Standing of the Manager. The Manager has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified or in good standing or have such power or authority would not result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, properties or business prospects of the Manager and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

(c) Due Authorization. The Manager has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(d) This Agreement and the Alternative Agreement. This Agreement and the Alternative Agreement have been duly authorized, executed and delivered by the Manager.

(e) Other Agreements of the Manager. The Management Agreement has been duly authorized, executed and delivered in accordance with its terms by each of the parties thereto and constitutes a valid and legally binding agreement of the Manager enforceable against the Manager in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.

(f) No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, there has been no material adverse change in the financial condition, or in the earnings, business affairs, properties or business prospects of the Manager, whether or not arising in the ordinary course of business (a “Manager Material Adverse Effect”).

(g) Absence of Violations, Defaults and Conflicts. The Manager is not (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it or its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of it or any of its subsidiary is subject, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over it or any of its subsidiaries or any of their respective properties, assets or operations, except, in the case of clauses (B) and (C) above, for any such default or violation that would not, individually or in the aggregate, result in a Manager Material Adverse Effect.

(h) No Conflicts. The execution, delivery and performance by the Manager of this Agreement and the consummation of the transactions contemplated by this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, (A) conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Manager, or any of its subsidiaries pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it or its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of it or any of its subsidiaries is subject, (B) result in any violation of the provisions of the charter, by-laws or similar organizational document of it or any of its subsidiaries or (C) result in any violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over it or any of its subsidiaries or any of their respective properties, assets or operations, except, in the case of clauses (A) and (C) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, result in a Manager Material Adverse Effect.

(i) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency is necessary or required for the performance by the Manager of its obligations under this Agreement in connection with the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the NYSE or state securities laws.

(j) Possession of Licenses and Permits. The Manager and its subsidiaries possess such Governmental Licenses issued by the appropriate arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency, except where the failure so to possess would not, singly or in the aggregate, result in a Manager Material Adverse Effect. The Manager and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Manager Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Manager Material Adverse Effect. The Manager and its subsidiaries have not received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Manager Material Adverse Effect.

(k) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency now pending or, to the knowledge of the Manager, threatened, against or affecting the Manager or any of its subsidiaries, which might result in a Manager Material Adverse Effect, or which would materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by it of its obligations hereunder.

(l) Financial Resources. The Manager has the financial and other resources available to it necessary for the performance of its services and obligations as contemplated in the Management Agreement, the Registration Statement, the General Disclosure Package and the Prospectus and under this Agreement.

(m) Employment; Noncompetition; Nondisclosure. The Manager has not been notified that any executive officer or key employee of the Company, the Manager or Angelo, Gordon, or a significant number of the RMBS or CMBS members of the investment teams of the Company, the Manager or Angelo, Gordon plan to terminate his, her or their employment with his, her or their current employer. Neither the Manager, Angelo, Gordon, nor any executive officer or key employee of the Manager or Angelo, Gordon is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company, the Manager or Angelo, Gordon as described in the Management Agreement, the Registration Statement, the General Disclosure Package or the Prospectus.

(n) Accounting Controls. The Manager maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the 1934 Act) that comply with the requirements of the 1934 Act and have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no material weaknesses in the Manager’s internal controls. The Manager’s auditors and the Audit Committee of the Board of Directors of the Manager have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Manager’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Manager’s internal controls over financial reporting.

(o) Investment Advisers Act. The Manager is not prohibited by the Investment Advisers Act of 1940, as amended, or the rules and regulations thereunder, from performing its obligations under the Management Agreement as contemplated by the Management Agreement, the Registration Statement, the General Disclosure Package and the Prospectus.

Any certificate signed by or on behalf of the Manager and delivered to the Sales Agent or to counsel for the Sales Agent shall be deemed to be a representation and warranty by the Manager to the Sales Agent as to the matters covered thereby.

SECTION 7. Sale and Delivery to the Sales Agent; Settlement.

(a) Sale of Placement Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, unless the sale of the Placement Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Sales Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. The Company acknowledges and agrees that (i) no assurance can be given that the Sales Agent will be successful in selling Placement Securities, (ii) the Sales Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Securities for any reason other than a failure by the Sales Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities as required under this Section 7, and (iii) the Sales Agent shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by the Sales Agent in the Placement Notice. The Company also acknowledges and agrees that the Sales Agent shall have no obligation to offer or sell any Securities in the event such an offer or sale of the Securities on behalf of the Company may, in the judgment of the Sales Agent, constitute the sale of a “block” under Rule 10b-18(a)(5) under the 1934 Act or a “distribution” within the meaning of Rule 100 of Regulation M or the Sales Agent reasonably believes it may be deemed an “underwriter” under the 1933 Act in a transaction that is other than by means of ordinary brokers’ transactions between members of the NYSE that qualify for delivery of a Prospectus to the NYSE in accordance with Rule 153 under the 1933 Act.

The Company acknowledges and agrees that the Sales Agent has informed the Company that the Sales Agent may, to the extent permitted under the 1933 Act and the 1934 Act, purchase and sell shares of Common Stock for its own account while this Agreement is in effect, and shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by the Sales Agent in the Placement Notice; provided, that no such purchase or sales shall take place while a Placement Notice is in effect (except (i) as agreed by the Company and the Sales Agent in the Placement Notice or (ii) to the extent the Sales Agent may engage in sales of Placement Securities purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity).

(b) Settlement of Placement Securities. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Securities will occur on the third (3rd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Sales Agent at which such Placement Securities were sold, after deduction for the Sales Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof.

(c) Delivery of Placement Securities. On or before each Settlement Date, concurrently with the receipt by the Company of the Net Proceeds due to the Company in respect of such Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Securities being sold by crediting the Sales Agent’s or its designee’s account (provided the Sales Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, the Sales Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company defaults in its obligation to deliver Placement Securities on a Settlement Date, the Company agrees that, in addition to and in no way limiting the rights and obligations set forth in Section 10(a) hereto, it will (i) hold the Sales Agent harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to the Sales Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d) Denominations; Registration. If requested by the Sales Agent at least two Business Days prior to the Settlement Date, then in lieu of electronic transfer, certificates for the Securities shall be in such denominations and registered in such names as the Sales Agent shall have specified in such request. The certificates for the Securities will be made available for examination and packaging by the Sales Agent in The City of New York not later than noon (New York time) on the Business Day prior to the Settlement Date.

(e) Limitations on Offering Size. The Company shall not cause or request the offer or sale of any Securities if, after giving effect to the sale of such Securities, the aggregate Securities sold pursuant to this Agreement and the Alternative Agreement would exceed the lesser of (i) the amount available for offer and sale under the currently effective Registration Statement and (ii) the amount authorized from time to time to be issued and sold under this Agreement and the Alternative Agreement by the Company’s board of directors and notified to the Sales Agent in writing (such lesser amount, the “Maximum Amount”). The Company shall not cause or request the offer or sale of any Securities at a price lower than the minimum price authorized from time to time by the Company’s board of directors and notified to the Sales Agent in writing. Further, under no circumstances shall the aggregate offering amount of Securities sold pursuant to this Agreement and the Alternative Agreement exceed the Maximum Amount.

(f) One Manager on a Given Day. The Company agrees that any offer to sell, any solicitation of any offer to buy, or any sales of Securities shall only be effected by or through one of the Sales Agents on any single day, but in no event by more than one, and the Company shall in no event request that more than one Sales Agent sell Securities on the same day.

SECTION 8. Covenants of the Company.

The Company covenants with the Sales Agent as follows:

(a) Registration Statement Amendment. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Securities is required to be delivered by the Sales Agent under the 1933 Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the 1933 Act), (i) the Company will notify the Sales Agent promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon the Sales Agent’s request, any amendments or supplements to the Registration Statement or Prospectus that, in the Sales Agent’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Securities by the Sales Agent (provided, however, that the failure of the Sales Agent to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Sales Agent’s right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Securities unless a copy thereof has been submitted to the Sales Agent within a reasonable period of time before the filing and the Sales Agent has not reasonably objected thereto (provided, however, that the failure of the Sales Agent to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Sales Agent’s right to rely on the representations and warranties made by the Company in this Agreement) and the Company will furnish to the Sales Agent at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via the Commission’s Electronic Data Gathering Analysis and Retrieval system (“EDGAR”); and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the 1933 Act (without reliance on Rule 424(b)(8) of the 1933 Act).

(b) Notice of Commission Stop Orders. The Company will advise the Sales Agent, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will make every reasonable effort to prevent the issuance of any stop order, the suspension of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(c) Delivery of Registration Statement and Prospectus. The Company will furnish to the Sales Agent and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during the term of this Agreement and any period in which a Prospectus relating to the Placement Securities is required to be delivered under the 1933 Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities and at such locations as the Sales Agent may from time to time reasonably request. Unless the Sales Agent requests otherwise, such delivery shall be satisfied to the extent such documents have been publicly filed with the Commission pursuant to EDGAR.

(d) Continued Compliance with Securities Laws. If at any time when a Prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with a pending sale of the Placement Securities (including, without limitation, pursuant to Rule 172 under the 1933 Act), any event shall occur or condition shall exist as a result of which it is necessary to amend the Registration Statement together with the Prospectus in order that the Prospectus and the General Disclosure Package will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any such time to amend the Registration Statement together with the Prospectus in order to comply with the requirements of the 1933 Act, the Company will promptly notify the Sales Agent to suspend the offering of Placement Securities during such period and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Prospectus and the General Disclosure

Package comply with such requirements, and the Company will furnish to the Sales Agent such number of copies of such amendment or supplement as the Sales Agent may reasonably request. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement, the Prospectus or the General Disclosure Package or included, includes or would include an untrue statement of a material fact or together with the Prospectus and the General Disclosure Package omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will promptly notify the Sales Agent to suspend the offering of Placement Securities during such period and the Company will, subject to Section 8(a) hereof, promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e) Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Sales Agent, to qualify the Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Sales Agent may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement).

(f) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Sales Agent the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(h) Listing. The Company will use its best efforts to effect and maintain the listing of the Common Stock on the NYSE.

(i) Filings with the NYSE. The Company will timely file with the NYSE all material documents and notices required by the NYSE of companies that have securities traded on the NYSE.

(j) Reporting Requirements. The Company, during any period when the Prospectus is required to be delivered under the 1933 Act and the 1934 Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the 1933 Act), will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act.

(k) Notice of Other Sales. During the pendency of any Placement Notice given hereunder, the Company shall provide the Sales Agent notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Placement Securities offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock; provided, that such notice shall not be required in connection with the (i) issuance, grant or sale of restricted stock, Common Stock, options to purchase Common Stock, or Common Stock issuable upon the exercise of options or other equity awards pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement described in the Prospectus, and (ii) the issuance or sale of Common Stock pursuant to any dividend reinvestment and stock purchase plan that the Company has in effect or may adopt from time to time, provided the implementation of such new plan is disclosed to the Sales Agent in advance. If the Company notifies the Sales Agent under this Section 8(k) of a proposed sale of shares of Common Stock or Common Stock equivalents, the Sales Agent may suspend any offers and sales under this Agreement for a period of time deemed appropriate by the Sales Agent.

(l) Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Securities, advise the Sales Agent promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Sales Agent pursuant to this Agreement during such fiscal quarter.

(m) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Sales Agent or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as the Sales Agent may reasonably request. The parties acknowledge that the due diligence review contemplated by this Section 8(m) will include, without limitation, during the term of this Agreement a quarterly diligence conference to occur within five business days after each of the Company’s Form 10-Q Filing or Form 10-K Filing whereby the Company will make its senior corporate officers available to address diligence inquiries of the Sales Agent and the Alternative Sales Agent and will provide such additional information and documents as the Agents may reasonably request.

(n) Disclosure of Sales. The Company will, if applicable, disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of Placement Securities sold through the Sales Agent during the most recent fiscal quarter and the Net Proceeds to the Company with respect to such Placement Securities.

(o) Representation Dates; Certificates. On the date of execution of this Agreement and:

(i) upon recommencement of the offering of the Securities under this Agreement following the temporary suspension of sales hereunder;

(ii) each time the Company files a Prospectus relating to the Securities or amends or supplements the Registration Statement or the Prospectus relating to the Securities by means of a post-effective amendment, sticker, or supplement, other than (A) by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Securities, which shall be subject to the provisions of subclauses (iii) through (v) below, or (B) a prospectus supplement filed pursuant to Rule 424(b) under the 1933 Act relating solely to an offering of securities (including, without limitation, Common Stock) other than the Securities pursuant to this Agreement or the Alternative Agreement;

(iii) each time the Company files an annual report on Form 10-K under the 1934 Act (each date of filing of the Company’s annual report on Form 10-K shall be a “10-K Representation Date”);

(iv) each time the Company files its quarterly reports on Form 10-Q under the 1934 Act; or

(v) each time the Company files a current report on Form 8-K containing amended financial information (other than information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standard No. 144) under the 1934 Act (each recommencement filing or other date referred to in clauses (i) through (v) shall be a “Representation Date”);

the Company and the Manager shall furnish the Sales Agent with certificates, in the forms attached hereto as Exhibits G-1 and G-2, respectively, within three (3) Trading Days of any Representation Date. No new or revised Placement Notice shall be delivered until the certificates and other deliverables in Sections 8(p) through (s), as may be required with respect to a Representation Date, shall have been delivered and such deliverables shall all be delivered and dated the same day. The requirement to provide certificates under this Section 8(o) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the date the Company delivers a Placement Notice hereunder (such date shall be considered a Representation Date).

(p) Secretary’s Certificate. On the date of execution of this Agreement and on any Representation Date on which there has been a change to the board resolutions referred to below in this subsection (p), the Company shall deliver to the Sales Agent a certificate executed by the Secretary or an Assistant Secretary of the Company, signing in such capacity, dated as of such date (A) certifying that attached thereto are true and complete copies of the resolutions duly adopted by the Board of Directors or a duly authorized committee thereof of the Company authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the issuance of the Securities pursuant to this Agreement), which authorization shall be in full force and effect on and as of the date of such certificate and (B) certifying and attesting to the office, incumbency, due authority and specimen signatures of each Person who executed this Agreement for or on behalf of the Company.

(q) Chief Financial Officer’s Certificate. On the date of execution of this Agreement and within three (3) Trading Days after each Representation Date with respect to which the Company and the Manager are obligated to deliver certificates in the forms attached hereto as Exhibits G-1 and G-2 for which no waiver is applicable, the Company shall furnish to the Sales Agent an officer’s certificate in form and substance reasonably satisfactory to the Sales Agent and its counsel, of the Chief Financial Officer of the Company substantially similar to the form attached hereto as Exhibit H (each such certificate, a “CFO Certificate”); provided, however, that to satisfy the requirement of this Section 8(q) to deliver a CFO Certificate within three (3) Trading Days of each Representation Date, the Company shall have the option to provide documents or materials of the Company which provide comfort for all numbers contained in the Company’s most recent quarterly report on Form 10-Q, annual report on Form 10-K, current report on Form 8-K containing amended financial information (other than information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassification of certain properties as discontinues operations in accordance with Statement of Financial Accounting Standard No. 144), Prospectus relating to the Securities or amendment or supplement to the Registration Statement, as applicable, for which the Company’s independent accountants did not provide comfort. In addition, the Company shall not be required to provide a CFO Certificate pursuant to this Section 8(q) in the event that (A) the Company’s most recent quarterly report on Form 10-Q or annual report on Form 10-K contains no numbers for which the Company’s independent accountants did not provide comfort or (B) the Sales Agent expressly waives the requirement that a CFO Certificate be delivered pursuant to this Section 8(q).

(r) Legal Opinions. (A) On or prior to the date that the Securities are first sold pursuant to the terms of this Agreement and within three (3) Trading Days after each 10-K Representation Date with respect to which the Company and the Manager are obligated to deliver certificates in the forms attached hereto as Exhibits G-1 and G-2 for which no waiver is applicable, the Company shall cause to be furnished to the Sales Agent the written opinions of Hunton & Williams LLP, counsel to the Company (“Company Counsel”), in form and substance reasonably satisfactory to the Sales Agent and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the forms attached hereto as Exhibits E-1 and F, and (B) the Company shall cause to be furnished to the Sales Agent the written opinions of Company Counsel and Saul Ewing LLP, or other counsel satisfactory to the Sales Agent, in form and substance reasonably satisfactory to the Sales Agent and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the forms attached hereto as Exhibits E-2 and F unless waived by the Sales Agent, and a written opinion of counsel to the Sales Agent (“Counsel to the Sales Agent”), or other counsel satisfactory to the Sales Agent, in form and substance reasonably satisfactory to the Sales Agent, dated the date that the opinion is required to be delivered; provided, however, that in lieu of such opinions, counsel may furnish the Sales Agent with a letter (a “Reliance Letter”) to the effect that the Sales Agent may rely on a prior opinion delivered under this Section 8(r) to the same extent as if it were dated the date of such letter.

(s) Comfort Letter. On or prior to the date that the Securities are first sold pursuant to the terms of this Agreement and within three (3) Trading Days after each 10-K Representation Date with respect to which the Company and the Manager are obligated to deliver certificates in the forms attached hereto as Exhibits G-1 and G-2 for which no waiver is applicable, the Company shall cause its independent accountants (and any other independent accountants whose report is included in the Prospectus) to furnish the Sales Agent letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to the Sales Agent, (i) confirming that they are an independent registered public accounting firm within the meaning of the 1933 Act, the 1934 Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(t) Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) sell, bid for, or purchase the Securities to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Securities to be issued and sold pursuant to this Agreement other than the Sales Agent; provided, however, that the Company may bid for and purchase its Common Stock in accordance with Rule 10b-18 under the 1934 Act.

(u) Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that it will not be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.

(v) 1933 Act and 1934 Act. The Company will comply with all requirements imposed upon it by the 1933 Act and the 1934 Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Securities as contemplated by the provisions hereof and the Prospectus.

(w) Sarbanes-Oxley Act. The Company will comply with all effective applicable provisions of the Sarbanes-Oxley Act of 2002.

(x) Regulation M. If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M are not satisfied with respect to the Company or the Common Stock, it shall promptly notify the Sales Agent and sales of the Securities under this Agreement shall be suspended until that or other exemptive provisions of Regulation M have been satisfied in the judgment of each party.

(y) Qualification and Taxation as a REIT. The Company will use its best efforts to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2017, and the Company will use its best efforts to continue to qualify for taxation as a REIT under the Code unless the Board of Directors of the Company determines that it is no longer in the best interests of the Company and its stockholders to be so qualified.

SECTION 9. Payment of Expenses.

(a) Expenses. The Company will pay all of the expenses it incurs that are incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the word processing, printing and delivery to the Sales Agent of such documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Securities, (iii) the preparation, issuance and delivery of the certificates for the Placement Securities to the Sales Agent, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Securities to the Sales Agent, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Placement Securities under securities laws in accordance with the provisions of Section 8(e) hereof, excluding fees and disbursements of counsel for the Sales Agent in connection with the preparation of the Blue Sky Survey and any supplements thereto, (vi) the printing and delivery to the Sales Agent of copies of any permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any reasonable costs associated with electronic delivery of any of the foregoing by the Sales Agent to investors, (vii) the fees and expenses of the transfer agent and registrar for the Securities, (viii) the filing fees incident to the review by FINRA of the terms of the sale of the Securities, and (ix) the fees and expenses incurred in connection with the listing of the Placement Securities on the NYSE. The Sales Agent will pay all of the expenses it incurs that are incident to the performance of its obligations under this Agreement, other than those set forth in the preceding sentence.

(b) Termination of Agreement. If this Agreement is terminated by the Sales Agent in accordance with the provisions of Section 13(a)(i) hereof or by the Company pursuant to Section 13(b) hereof, the Company shall reimburse the Sales Agent for all of its actually incurred out-of-pocket expense, including fees and disbursements of counsel for the Sales Agent, for the 12 months preceding the date of such termination. Following a termination of this Agreement for any other reason, each of the Company and the Sales Agent shall be responsible for their own respective actually incurred out-of-pocket expenses, including fees and disbursements of their respective counsel.

SECTION 10. Conditions of the Sales Agent’s Obligations.

The obligations of the Sales Agent hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company contained in this Agreement or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Opinions of Company Counsel and Counsel to the Sales Agent. The Sales Agent shall have received the opinions of Company Counsel, Saul Ewing and Counsel to the Sales Agent required to be delivered pursuant to Section 8(p) hereof on or before the date on which such delivery of such opinions is required pursuant to Section 8(r) hereof.

(b) Effectiveness of Registration Statement. The Registration Statement and any Rule 462(b) Registration Statement shall have become effective and shall be available for (i) all sales of Placement Securities issued pursuant to all prior Placement Notices and (ii) the sale of all Placement Securities contemplated to be issued by any Placement Notice.

(c) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus, or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus, or any Issuer Free Writing Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus and any Issuer Free Writing Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) No Misstatement or Material Omission. The Sales Agent shall not have advised the Company that the Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Sales Agent’s reasonable opinion is material, or omits to state a fact that in the Sales Agent’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(e) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business.

(f) Representation Certificate. The Sales Agent shall have received the certificate required to be delivered pursuant to Section 8(o) on or before the date on which delivery of such certificate is required pursuant to Section 8(o).

(g) Accountant’s Comfort Letter. The Sales Agent shall have received the Comfort Letter required to be delivered pursuant to Section 8(s) on or before the date on which such delivery of such letter is required pursuant to Section 8(s).

(h) Approval for Listing. The Placement Securities shall either have been (i) approved for listing on the NYSE, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Securities on the NYSE at, or prior to, the issuance of any Placement Notice.

(i) No Suspension. Trading in the Securities shall not have been suspended on the NYSE.

(j) No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(k) Additional Documents. On each date on which the Company is required to deliver a certificate pursuant to Section 8(o), Counsel to the Sales Agent shall have been furnished with such documents as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.

(l) 1933 Act Filings Made. All filings with the Commission required by Rule 424 under the 1933 Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424 under the 1933 Act.

(m) Termination of Agreement. If any condition specified in this Section 10 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Sales Agent by notice to the Company, and Sections 5, 9, 11, 12 and 20 hereof shall survive such termination and remain in full force and effect.

SECTION 11. Indemnity and Contribution by the Company and the Manager and the Sales Agent.

(a) Indemnification by the Company and the Manager. Each of the Company and the Manager, jointly and severally, shall indemnify and hold harmless the Sales Agent, its affiliates, and their respective directors, officers and employees, and each person, if any, who controls the Sales Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), arising out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereof, or the General Disclosure Package or the Prospectus, or in any supplement thereto or amendment thereof, or in any Issuer Free Writing Prospectus, or in any “issuer information” (as defined in Rule 433(h)(2) under the 1933 Act) filed or required to be filed pursuant to Rule 433(d) under the 1933 Act, or (ii) the omission or alleged omission to state (A) in the Registration Statement or any Amendment thereof, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) in the General Disclosure Package or the Prospectus, or in any supplement thereto or amendment thereof, or in any Issuer Free Writing Prospectus, a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Manager will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Sales Agent expressly for use therein. The parties hereto agree that the information provided in writing by the Sales Agent expressly for use in the Prospectus or in the General Disclosure Package consists solely of the material referred to in Exhibit I hereto, as updated from time to time. This indemnity agreement will be in addition to any liability which the Company and the Manager may otherwise have, including but not limited to other liability under this Agreement.

The Sales Agent shall indemnify and hold harmless the Company, the Manager and their affiliates and their respective directors, officers and employees, and each other person, if any, who controls the Company or the Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), arising out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in the General Disclosure Package or the Prospectus, or in any amendment thereof or supplement thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Sales Agent specifically for use therein. The parties hereto agree that the information provided in writing by the Sales Agent expressly for use in the Prospectus or in the General Disclosure Package consists solely of the material referred to in Exhibit I hereto, as updated from time to time. This indemnity agreement will be in addition to any liability which the Sales Agent may otherwise have, including but not limited to other liability under this Agreement.

Promptly after receipt by an indemnified party under this Section 11 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 11, notify the indemnifying party in writing of the commencement thereof; provided, however, that the failure to so notify the indemnifying party (i) will not relieve it from liability under this Section 11 and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 11 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party (or by the Sales Agent in the case of Section 11), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

The indemnifying party under this Section 11 shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be withheld unreasonably; provided, however, that if any proceeding is settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 11, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(b) Contribution. If the indemnification provided for in Section 10(a) is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Manager, on the one hand, and the Sales Agent, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Manager, on the one hand, and the Sales Agent, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Manager, on the one hand, and the Sales Agent, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Manager, and the total underwriting discount received by the Sales Agent bear to the aggregate initial public offering price of the Securities. The relative fault of the Company and the Manager, on the one hand, and the Sales Agent, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company and the Manager, on the one hand, or the Sales Agent, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in this Section 11, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in this Section 11 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 11; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under this Section 11 for purposes of indemnification.

The Company, the Manager and the Sales Agent agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 11.

(c) Notwithstanding the provisions of this Section 11, the Sales Agent shall not be required to contribute any amount in excess of the underwriting commissions actually received by it in connection with the Securities distributed by it pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 11, each director, officer, employee and agent of the Sales Agent and each person, if any, who controls the Sales Agent within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Sales Agent, and each director of the Company and the Manager, each officer of the Company and the Manager who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Company and the Manager.

(d) The provisions of this Section shall not affect any agreement among the Company, the Manager and the Sales Agent with respect to indemnification.

SECTION 12. Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Sales Agent or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Sales Agent.

SECTION 13. Termination of Agreement.

(a) Termination; General. The Sales Agent may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any Company Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Sales Agent, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Securities has been suspended or limited by the Commission or the NYSE, or if trading generally on the NYSE Amex, the NYSE or the Nasdaq Global Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, the FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Termination by the Company. The Company shall have the right, by giving one (1) day notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Upon termination of this Agreement pursuant to this Section 13(b), any outstanding Placement Notices shall also be terminated.

(c) Termination by the Sales Agent. The Sales Agent shall have the right, by giving one (1) day notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Upon termination of this Agreement pursuant to this Section 13(c), any outstanding Placement Notices shall also be terminated.

(d) Automatic Termination. Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of all of the Securities through the Sales Agent on the terms and subject to the conditions set forth herein.

(e) Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 10 or 13(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties.

(f) Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Sales Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.

(g) Liabilities. If this Agreement is terminated pursuant to this Section 13, such termination shall be without liability of any party to any other party except as provided in Section 9 hereof, and except that, in the case of any termination of this Agreement, Section 5, Section 9 Section 11, Section 12 and Section 20 hereof shall survive such termination and remain in full force and effect.

SECTION 14. Notices.

Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Sales Agent shall be directed to the Sales Agent at JMP Securities LLC, 600 Montgomery Street, Suite 1100, San Francisco, California 94111, Facsimile: (415) 835-8920, Attention: Walter Conroy, Chief Legal Officer. Notices to the Company shall be directed to it at the offices of the Company at 245 Park Avenue, 26th Floor, New York, New York 10167, Attention: Raul E. Moreno, General Counsel and Secretary, with a copy to the Company’s counsel at Hunton & Williams LLP, Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia 23219, Attention: David C. Wright.

SECTION 15. Parties.

This Agreement shall inure to the benefit of and be binding upon the Sales Agent, the Company, the Manager and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Sales Agent, the Company and their respective successors and the controlling persons and officers and directors referred to in Section 11 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Sales Agent, the Company, the Manager and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Sales Agent shall be deemed to be a successor by reason merely of such purchase.

SECTION 16. Adjustments for Stock Splits.

The parties acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Securities.

SECTION 17. Governing Law and Jurisdiction; Waiver of Jury Trial; Time.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY, THE MANAGER AND THE SALE AGENT IRREVOCABLY (A) SUBMITS TO THE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF THE STATE OF NEW YORK FOR THE PURPOSE OF ANY SUIT, ACTION, OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, OR ANY OF THE AGREEMENTS OR TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT AND THE PROSPECTUS, (EACH, A “PROCEEDING”), (B) AGREES THAT ALL CLAIMS IN RESPECT OF ANY PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT, (C) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY IMMUNITY FROM JURISDICTION OF ANY SUCH COURT OR FROM ANY LEGAL PROCESS THEREIN, (D) AGREES NOT TO COMMENCE ANY PROCEEDING OTHER THAN IN SUCH COURTS, AND (E) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY CLAIM THAT SUCH PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE COMPANY AND THE MANAGER ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS AND AFFILIATES AND THE SALES AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, AND ANY ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18. Effect of Headings.

The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 19. Permitted Free Writing Prospectuses.

The Company represents, warrants and agrees that, unless it obtains the prior consent of the Sales Agent, and the Sales Agent represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the 1933 Act, required to be filed with the Commission. Any such free writing prospectus consented to by the Sales Agent or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 under the

1933 Act, and has complied and will comply with the requirements of Rule 433 under the 1933 Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit D hereto are Permitted Free Writing Prospectuses.

SECTION 20. Absence of Fiduciary Relationship.

Each of the Company and the Manager acknowledges and agrees that:

(a) The Sales Agent is acting solely as agent and/or principal in connection with the public offering of the Securities and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company, the Manager or any of their respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Sales Agent, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not the Sales Agent has advised or is advising the Company and/or the Manager on other matters, and the Sales Agent has no obligation to the Company or the Manager with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b) the public offering price of the Securities was not established by the Sales Agent; it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) the Sales Agent has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(d) it is aware that the Sales Agent and its respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Manager and the Sales Agent has no obligation to disclose such interests and transactions to the Company or the Manager by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(e) it waives, to the fullest extent permitted by law, any claims it may have against the Sales Agent for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Sales Agent shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, the Manager, employees or creditors of Company and the Manager.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK –

SIGNATURE PAGE FOLLOWS]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement by and among the Sales Agent, the Company and the Manager in accordance with its terms.

Very truly yours,

AG MORTGAGE INVESTMENT TRUST, INC.

By:	/s/ Brian C. Sigman
Name: Brian C. Sigman
Title: Chief Financial Officer and Treasurer

AG REIT MANAGEMENT, LLC

By:	/s/ D. Forest Wolfe
Name: D. Forest Wolfe
Title: Authorized Signatory

CONFIRMED AND ACCEPTED, as of the date first above written:

JMP SECURITIES LLC

By:	/s/ Carter Mack
Name: Carter Mack
Title: Chairman, Investment Banking Management Committee

Signature Page to Equity Distribution Agreement by and between

AG Mortgage Investment Trust, Inc. and JMP Securities LLC

EXHIBIT A

FORM OF PLACEMENT NOTICE

From:

To:

Cc:

Subject: AG Mortgage Investment Trust, Inc. Equity Distribution—Proposed Placement Notice

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement between AG Mortgage Investment Trust, Inc. (the “Company”) and JMP Securities LLC (the “Sales Agent”) dated May 5, 2017 (the “Agreement”), I hereby request on behalf of the Company that the Sales Agent sell shares of the Company’s common stock, par value $0.01 per share, on the terms specified below:

Maximum Aggregate number of Placement Securities to be sold:

Minimum price at which Placement Securities may be sold:

Date(s) on which Placement Securities may be sold:

Compensation to Manager (if different from the Agreement):

[ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS THE MAXIMUM AGGREGATE OFFERING PRICE, THE TIME PERIOD IN WHICH SALES ARE REQUESTED TO BE MADE, SPECIFIC DATES ON WHICH THE SHARES MAY NOT BE SOLD ON, THE MANNER IN WHICH SALES ARE TO BE MADE BY THE SALES AGENT, AND/OR THE CAPACITY IN WHICH THE SALES AGENT MAY ACT IN SELLING SHARES (AS PRINCIPAL, AGENT, OR BOTH)]

AG Mortgage Investment Trust, Inc.

By:
Name:
Title:

A-1

EXHIBIT B

AUTHORIZED INDIVIDUALS FOR PLACEMENT NOTICES AND ACCEPTANCES

JMP Securities LLC

[•]

AG Mortgage Investment Trust, Inc.

Issue Placement Notices

[•]

Receive Acceptances

[•]

B-1

EXHIBIT C

COMPENSATION

The Sales Agent shall be paid compensation which will not exceed, but may be lower than, 2.0% of the gross proceeds from the sale of Securities pursuant to the terms of this Agreement.

C-1

EXHIBIT D

ISSUER FREE WRITING PROSPECTUSES

[None]

D-1

EXHIBIT E-1

FORM OF INITIAL OPINION OF COMPANY COUNSEL AND SAUL EWING

E-1-1

EXHIBIT E-2

FORM OF SUBSEQUENT OPINION OF COMPANY COUNSEL AND SAUL EWING

E-2-1

EXHIBIT F

FORM OF TAX OPINION OF HUNTON & WILLIAMS LLP

F-1

EXHIBIT G-1

AG MORTGAGE INVESTMENT TRUST, INC.

OFFICERS’ CERTIFICATE

The undersigned __________ is the __________ of AG Mortgage Investment Trust, Inc., a Maryland corporation (the “Company”). The undersigned hereby executes this Officers’ Certificate as of the date hereof in connection with the Representation Date pursuant to the terms of that certain Equity Distribution Agreement, dated May 5, 2017 (the “Equity Distribution Agreement”), by and among the Company, AG REIT Management, LLC and JMP Securities LLC. Capitalized terms used herein without definition shall have the meanings given to such terms in the Equity Distribution Agreement.

The undersigned hereby further certifies, in [his/her] capacity as an officer of the Company and not in any individual capacity, that:

1.	The representations and warranties of the Company in the Equity Distribution Agreement are true and correct with the same force and effect as though expressly made as of the date hereof;

2.	The Company has complied with all of its obligations and satisfied all of the conditions on its part to be performed or satisfied under the Equity Distribution Agreement at or prior to the date hereof;

3.	No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act of 1933, as amended; and

4.	Subsequent to the respective dates as of which information is given in the Registration Statement or the Prospectus, there has not been (A) any Company Material Adverse Effect, (B) any transaction that is material to the Company, (C) any obligation, direct or contingent, that is material to the Company incurred by the Company, or (D) any change in the capital stock or outstanding indebtedness of the Company that is material to the Company.

Each of Hunton & Williams LLP, special counsel to the Company, Saul Ewing LLP, special Maryland counsel to the Company, and Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Sales Agent, is entitled to rely upon this Officers’ Certificate in connection with the respective opinions given by such firms pursuant to the Equity Distribution Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK –

SIGNATURE PAGE FOLLOWS]

G-1-1

IN WITNESS WHEREOF, the undersigned have signed their names on this ___ day of __________, ____.

AG MORTGAGE INVESTMENT TRUST, INC.
By:
Name:
Title:

G-1-2

EXHIBIT G-2

AG REIT MANAGEMENT, LLC

OFFICERS’ CERTIFICATE

The undersigned __________ is the __________ of AG REIT Management, LLC., a Delaware limited liability company (the “Manager”). The undersigned hereby executes this Officers’ Certificate as of the date hereof in connection with the Representation Date pursuant to the terms of that certain Equity Distribution Agreement, dated May 5, 2017 (the “Equity Distribution Agreement”), by and among the Manager, AG Mortgage Investment Trust, Inc. (the “Company”) and JMP Securities LLC. Capitalized terms used herein without definition shall have the meanings given to such terms in the Equity Distribution Agreement.

The undersigned hereby further certifies, in [his/her] capacity as an officer of the Manager and not in any individual capacity, that:

1.	The representations and warranties of the Manager in the Equity Distribution Agreement are true and correct with the same force and effect as though expressly made as of the date hereof;

2.	The Manager has complied with all of its obligations and satisfied all of the conditions on its part to be performed or satisfied under the Equity Distribution Agreement at or prior to the date hereof; and

3.	Subsequent to the respective dates as of which information is given in the Registration Statement or the Prospectus, there has not been any Manager Material Adverse Effect.

Each of Hunton & Williams LLP, special counsel to the Company, Saul Ewing LLP, special Maryland counsel to the Company, and Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Sales Agent, is entitled to rely upon this Officers’ Certificate in connection with the respective opinions given by such firms pursuant to the Equity Distribution Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK –

SIGNATURE PAGE FOLLOWS]

G-2-1

IN WITNESS WHEREOF, the undersigned have signed their names on this ___ day of __________, ____.

AG REIT MANAGEMENT, LLC
By:
Name:
Title:

G-2-2

EXHIBIT H

CHIEF FINANCIAL OFFICER’S CERTIFICATE

__________, ____

Pursuant to Section 8(q) of the Equity Distribution Agreement, dated May 5, 2017, by and among AG Mortgage Investment Trust, Inc., a Maryland corporation (the “Company”), AG REIT Management, LLC and JMP Securities LLC (the “Sales Agent”), the undersigned, Brian C. Sigman, the Chief Financial Officer of the Company, hereby certifies that:

1. As the Company’s Chief Financial Officer, (A) I am responsible for the Company’s accounting and financial matters, (B) I am familiar with the Company’s financial statements and internal accounting records and (C) I am familiar with and responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)).

2. I have been actively involved in the preparation of the financial data included or incorporated by reference in the Company’s prospectus supplement, dated May 5, 2017 (the “Prospectus Supplement”).

3. I have reviewed the information circled on Exhibit A hereto, which information is included or incorporated by reference in the Prospectus Supplement. Such information has been derived from the Company’s financial and accounting records (or schedules prepared by the Company’s management therefrom) and is true, accurate and correct in all material respects.

Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings ascribed to them in the Equity Distribution Agreement.

This Certificate is to assist the Sales Agent and its counsel in conducting and documenting their investigation of the affairs of the Company in connection with the offer and sale of the Securities. Each of Hunton & Williams LLP, special counsel to the Company, Saul Ewing LLP, special Maryland counsel to the Company, and Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Sales Agent, is entitled to rely upon this Certificate in connection with the respective opinions given by such firms pursuant to the Equity Distribution Agreement.

[Signature Page Follows]

H-1

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first written above.

By:
	Name:	Brian C. Sigman
	Title:	Chief Financial Officer

H-2

EXHIBIT I

INFORMATION PROVIDED BY SALES AGENT

The parties acknowledge and agree that, for purposes of Section 5(d) and 11 hereof, the information provided by or on behalf of the Sales Agent consists solely of the material included in the eighth paragraph under the caption “Plan of Distribution” in the Prospectus.

The information in this Exhibit shall be updated from time to time in connection with the filing of a new Prospectus or otherwise as necessary.

I-1